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      As filed with the Securities and Exchange Commission
                       on August 19, 1999

                Registration No: 333-__________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-8
                     Registration Statement
                             Under
                   The Securities Act of 1933

                    PrintOnTheNet.com, Inc.
     (Exact name of registrant as specified in its charter)

     Delaware                                      59-1270754
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)


7700 N.W. 37th Avenue, Miami, Florida                 30076
(Address of Principal Executive Offices)            (Zip Code)



                   1999 Stock Incentive Plan
                    (Full title of the Plan)


                 Benjamin Rogatinsky, Chairman
                    PrintOnTheNet.com, Inc.
                     7700 N.W. 37th Avenue
                      Miami, Florida 30076
            (Name and address for agent for service)

                         (305) 691-2800
 (Telephone number, including area code, for agent for service)

                           Copies to:

                     Morris C. Brown, Esq.
                    Greenberg Traurig, P.A.
         777 South Flagler Drive, Suite 300-East Tower
                 West Palm Beach, Florida 33401
                         (561) 650-7900

                CALCULATION OF REGISTRATION FEE


                                          Proposed             Proposed
Title of                                   maximum              maximum
securities           Amount to be       offering price      aggregate offering         Amount of
to be registered     registered(1)      per share(2)             price(2)          registration fee
Common Stock,
par value $.001        4,000,000            $1.56             $6,240,000.00            $1,734.72



     (1) The number of shares stated is the aggregate number of shares of Common Stock to be issued under the 1999 Stock Incentive Plan (4,000,000).

     (2) Estimated in accordance with Rule 457(c) under the Act solely for the purpose of calculating the total registration fee. Computation based upon the average of the bid and ask prices of the Common Stock as reported on the OTC Bulletin Board on August 16, 1999.

     In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein and shares of Common Stock of the Company issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual
          Information.

     Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

      1. The following documents, which have been filed by the registrant with the Securities and Exchange Commission (the "Commission"), File Number 000-14614, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated by reference into this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, filed with the Commission on April 14, 1999;

          (b) The Company's Current Report on Form 8-K filed with the Commission on March 26, 1999; as amended by Form 8-K/A filed with the Commission on May 7, 1999;

          (c) The Company's Quarterly Report on Form 10-QSB for the quarter ending March 31, 1999, filed with the Commission on May 17, 1999;

          (d) The Company's Proxy Statement on Schedule 14A filed with the Commission on July 12, 1999;

          (e) The Company's Current Report of Form 8-K filed with the Commission on August 9, 1999; and

          (f) The Company's Quarterly Report on Form 10-QSB for the quarter ending June 30, 1999, filed with the Commission of August 13, 1999.

     2. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

Item 4.   Description of Securities.

     The Company is authorized is issue 40,000,000 shares of Common Stock, par value $.001 per share. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of Preferred Stock by the Company's Restated Certificate of Incorporation, the Common Stock shall have exclusive voting rights on all matters requiring a vote of stockholders, voting together with the holders of Preferred Stock, as one class. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct or knowing violations of law;
(iii) liability for dividends paid or stock repurchased or redeemed in violation of Section 174 of the Delaware General Corporation Law; or (iv) transactions from which directors derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the corporation or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Eighth of the registrant's Restated Certificate of Incorporation provides that "a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended." No amendment to or repeal or modification of this provision by the stockholders of the Corporation shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment, repeal, or modification.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     4.1       1999 Stock Incentive Plan (incorporated by
               reference from Exhibit D to the Company's Proxy
               Statement on Schedule 14A filed with the Commission
               on July 12, 1999).
     5.1*      Opinion of Greenberg Traurig, P.A.
     23.1*     Consent of Sweeney, Gates & Co.
     23.2*     Consent of Greenberg Traurig, P.A. (contained in
               Exhibit 5.1).
     24.1*     Powers of Attorney (included in the signature page
               of this Registration Statement).

*    Filed with this Registration Statement.


Item 9.   Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on this 19th day of August 1999.

                              PrintOnTheNet.com, Inc. (Registrant)


                              By:  /s/ Benjamin Rogatinsky

                                   Benjamin Rogatinsky
                                   Chairman of the Board and
                                   Chief Executive Officer



                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints BENJAMIN ROGATINSKY his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                   TITLE                               DATE

/s/ Benjamin Rogatinsky     Chief Executive Officer        August 19, 1999
Benjamin Rogatinsky         and Chairman of the Board
                            (Principal Executive Officer)

/s/ Samuel Rogatinsky       Chief Operating Officer,       August 19, 1999
Samuel Rogatinsky           President and Director

/s/ Paul Lambert            Chief Financial Officer        August 19, 1999
Paul Lambert                Director

/s/ William R. Colucci      Director                       August 19, 1999
William R. Colucci

                                                    EXHIBIT 5.1
                 <GREENBERG TRAURIG LETTERHEAD>

                        August 19, 1999

PrintOnTheNet.com. Inc.
7700 N.W. 37th Avenue
Miami, FL  33147

Gentlemen:

     We have acted as counsel to PrintOnTheNet.com, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration
Statement") on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended (the "Act"), to register
4,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Plan Shares"), reserved for issuance pursuant to the provisions of the Company's 1999 Incentive Stock Plan (the "Plan").

     In such capacity, we have examined a copy of the Company's Restated Certificate of Incorporation and the By-Laws of the Company, and such other records, documents, papers, statutes and authorities we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Plan Shares have been duly and validly authorized and, when issued as contemplated by the Plan and the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                   Very truly yours,


                                   GREENBERG TRAURIG,  P.A.

                                                   EXHIBIT 23.1


           Consent of Independent Public Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Incentive Stock Plan of our report dated March 6, 1999, with respect to the audited financial statements of PrintOnTheNet.com, Inc. (formerly Net Lnnx, Inc.) included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/   Sweeney, Gates & Co.

Fort Lauderdale, Florida
August 18, 1999